Exhibit 5.1








   August 22, 1994


   American Annuity Group, Inc.
   250 East Fifth Street
   Cincinnati, OH  45202

             Re: Registration Statement of Form S-8
                 Relating to 1,000,000 Shares of Common Stock

   Gentlemen:

             I have acted as counsel to American Annuity Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 1,000,000 shares of Common Stock, $1.00 par value, of the Company pursuant to the American Annuity Group, Inc. Employee Stock Purchase Plan (the "Plan").

             This opinion is delivered in accordance with the requirements of
   Item 601(b)(5) of the Regulation S-K under the Securities Act of 1933, as amended (the "Act").

             In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), (ii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

             Based upon and subject to the foregoing, I am of the opinion that, when (i) the Registration Statement has become effective under the Act and
   (ii) the shares of Common Stock have been issued as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company.
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   American Annuity Group, Inc.
   August 22, 1994
   Page 2









             I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5.1 to the Registration Statement.


   Very truly yours,




   Mark F. Muething
   Senior Vice President,
   General Counsel and Secretary


   MFM/mrp
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